UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 17, 2017

Date of Report (Date of earliest event reported)

US FOODS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37786	26-0347906

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9399 W. Higgins Road, Suite 500

Rosemont, IL 60018

(Address of principal executive offices)

(847) 720-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Offi cers; Compensatory Arrangements of Certain Officers.

As described in Item 8.01 below, on May 17, 2017, US Foods Holding Corp. (the “Company”) announced the closing of an underwritten secondary public offering of 46,000,000 shares of the Company’s common stock.  In connection with the closing and also on May 17, 2017, Kenneth A. Giuriceo notified the Company that he would be resigning as a director, effective immediately.  Mr. Giuriceo’s resignation was pursuant to the terms of the Company’s Amended and Restated Stockholders Agreement, dated as of June 1, 2016 (the “Stockholders Agreement”).  The Stockholders Agreement, among other things, provides that directors designated for nomination by Clayton, Dubilier & Rice, LLC (“CD&R”) or Kohlberg Kravis Roberts & Co., L.P. (“KKR”) would leave the Company’s Board of Directors (the “Board”) at a pre-determined rate as their ownership of our common stock decreased.  Mr. Giuriceo had served on our Board as a designee of CD&R.

Item 8.01.Other Events.

On May 17, 2017, the Company announced the closing of the underwritten secondary public offering of 46,000,000 shares of common stock by investment funds associated with CD&R and KKR, Pietro Satriano, the Company’s President and Chief Executive Officer and a member of the Board and John A. Lederer, a member of the Board (collectively, the “Selling Stockholders”) at a price to the public of $28.25 per share for a total offering size of $1,299,500,000.  The offering included the exercise in full of the underwriters’ option to purchase 6,000,000 shares of common stock.  The Company did not sell any stock in this transaction and did not receive any proceeds from the sale of the shares of common stock by the Selling Stockholders.

A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated in this Item 8.01 by reference.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits
99.1	Press Release of US Foods Holding Corp. dated May 17, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: May 17, 2017	US Foods Holding Corp.

	By:	/s/ Kristin M. Coleman
Executive Vice President, General Counsel, Chief Compliance Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
99.1	Press Release of US Foods Holding Corp. dated May 17, 2017